Exhibit 99.1

The First Years Inc. Corporate Headquarters One Kiddie Drive Avon, MA 02322-1711 Tel: 508-588-1220 Fax: 508-583-9067 www.thefirstyears.com

Contact: John Beals
Senior Vice President, Finance and Treasurer
(508) 588-1220

THE FIRST YEARS REPORTS THIRD QUARTER SALES AND NET INCOME

AVON, Massachusetts, October 24, 2003 – The First Years Inc. (Nasdaq:KIDD), a leading marketer of parenting products for infants and toddlers, today reported sales and net income for the quarter ended September 30, 2003. Net sales for the quarter were $32,525,660 versus $33,955,088 for the third quarter of 2002. Net income for the quarter was $2,954,066 or $0.35 per diluted share compared with $2,211,854 or $0.26 per diluted share in the prior year based on diluted weighted average shares outstanding of 8,526,383 and 8,356,591, respectively. Third quarter results for 2003 reflect a tax benefit of $465,100 or $0.05 per diluted share related to the favorable resolution of a state tax matter. Excluding the effect of this non-recurring tax benefit, net income for the quarter increased by 13% to $2,488,966 or $0.29 per diluted share.

Net sales for the first nine months of 2003 were $100,357,240 versus $102,032,167 for the first nine months of 2002. Net income for the nine month period was $7,288,839 or $0.87 per diluted share compared with $6,548,667 or $0.78 in the prior year period based on diluted weighted average shares outstanding of 8,425,545 and 8,398,682, respectively. Included in the nine month results are the aforementioned tax benefit of $465,100 or $0.06 per diluted share. Excluding the effect of this tax benefit, net income for the first nine months of 2003 increased 4% to $6,823,739 or $0.81 per diluted share.

“While we are working to improve top line growth, we continue to deliver solid performance in our net income and earnings per share despite the challenging sales environment,” commented Ronald J. Sidman, President and Chief Executive Officer of The First Years. “This profit improvement is the result, in part, of increased gross profit through reductions in our product costs and expense reductions from operational improvements.”

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THE FIRST YEARS REPORTS THIRD QUARTER RESULTS
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Net sales for The First Years® branded products increased 1% during the third quarter but declined 2% for the first nine months of the year. “We are encouraged to report that the quarterly trend of The First Years brand sales has improved throughout the year. These positive trends are driven by The First Years’ award-winning Take & Toss® feeding and Comfort Care healthcare lines, new expanded lines of gates and monitors, and other product successes. Also, in the play area, our new Nursery Rhyme Pals are selling well and the first one introduced was recently honored by Parents’ Magazine as a ‘Toy of the Year,’” Mr. Sidman explained.

Licensed and specialty products sales declined 1% for the first nine months and 14% for the quarter. The Company attributed the decline in sales to pipeline fills in the third quarter of 2002, which were not repeated, and the discontinuation of a major specialty program with a large retailer in 2002. Mr. Sidman continued, “Our expectation is for this business to stabilize in the first half of next year based on positive response to our 2004 product line and anticipated marketing support from key retailers.”

International sales grew by 3% in the third quarter and 11% year-to-date, primarily driven by continued strong performance in the Canadian market. “We expect this positive trend to continue as we focus on expanding the distribution of our product line with major international retailers,” Mr. Sidman concluded.

Based on current expectations that include the continuation of current business trends, the Company anticipates sales for the full year to be at about the same level as the prior year and net income to increase between 12 to 16 percent, excluding the non-recurring tax benefit recognized in the third quarter.

About The First Years

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company’s distinctive brands include: “The First Years,” licenses from the Walt Disney Company and “Sesame Street®,” licensed from the Sesame Workshop.

Included in this release are certain “forward-looking” statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial performance. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, which include, but are not limited to, sales of The First Years® brand, trends in sales of The First Years brand and licensed products, continued success of new Disney character refreshed graphics, continued maintenance of

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favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, the success of new enhancements to the Company’s brand image, growth in domestic and international sales, ability to attract and retain key personnel, sales and earnings results, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism and the conflict with Iraq. Information with respect to important factors that should be considered is contained in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

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The First Years Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$24,386,241	$21,989,782
Accounts receivable, net	22,984,550	21,995,564
Inventories	16,243,100	16,171,842
Prepaid expenses and other assets	489,878	1,631,942
Deferred tax assets	2,196,400	2,196,400

Total current assets	66,300,169	63,985,530

Property, plant and equipment, net	11,332,424	11,766,370

Total Assets	$77,632,593	$75,751,900

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,047,402	$15,259,792
Accrued royalty expenses	1,210,203	1,361,836
Accrued selling expenses	2,517,251	3,251,482

Total current liabilities	14,774,856	19,873,110

Deferred tax liability	1,262,200	1,262,200

Stockholders’ equity	61,595,537	54,616,590

Total Liabilities and Stockholders’ Equity	$77,632,593	$75,751,900

The First Years Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

	2003		2002	2003		2002

Net Sales	$32,525,660		$33,955,088	$100,357,240		$102,032,167
Cost of Products Sold	19,860,028		22,196,043	63,377,726		66,273,700

Gross Profit	12,665,632		11,759,045	36,979,514		35,758,467
Selling, General, and Administrative Expenses	8,666,555		8,042,681	26,025,565		24,733,122

Operating Income	3,999,077		3,716,364	10,953,949		11,025,345
Interest Income	47,989		32,590	141,590		74,122

Income before Income Taxes	4,047,066		3,748,954	11,095,539		11,099,467
Provision for Income Taxes	1,093,000	[1]	1,537,100	3,806,700	[1]	4,550,800

Net Income	$2,954,066	[1]	$2,211,854	$7,288,839	[1]	$6,548,667

Basic Earnings Per Share	$0.36	[1]	$0.27	$0.88	[1]	$0.80

Basic Weighted Average Number of Shares Outstanding	8,287,217		8,210,320	8,249,851		8,195,437

Diluted Earnings Per Share	$0.35	[1]	$0.26	$0.87	[1]	$0.78

Diluted Weighted Average Number of Shares Outstanding	8,526,383		8,356,591	8,425,545		8,398,682

1 – Amount reflects a tax benefit of $465,100 related to the favorable resolution of a state tax matter. Excluding the effect of this non-recurring tax benefit, net income for the quarter was $2,488,966 or $0.29 per diluted share and net income for the first nine months of 2003 was $6,823,739 or $0.81 per diluted share.